Exhibit 99

PRESS RELEASE
GE Reports 4Q ’09 EPS of $0.28; FY ’09 EPS of $1.03
Revenues Total $41.4B for Quarter; $157B for Year
Industrial CFOA of $5.1B in 4Q and $16.6B for Year

4Q and Full-year 2009 Highlights (Continuing Operations Attributable to GE)

✓	4Q earnings per share (EPS) of $0.28 attributable to common shareowners; full-year (FY) EPS of $1.03; quarterly and annual earnings of $3.0 billion and $11.2 billion attributable to GE
✓Seeing encouraging signs in our businesses at year-end
•	Infrastructure orders of $22.1 billion in 4Q up $3.7 billion from 3Q; equipment orders up 25% from 3Q
•	Non-earning assets down $0.6 billion, reserves up $0.7 billion and Consumer delinquencies stabilizing
✓GE business model performing well
•	Strong Industrial cash flow from operations of $16.6 billion for full year
•	Strong and improving Industrial margins in 4Q of 17.7%, up 40 bps year-over-year
•	High-margin service orders grew 14% in 4Q
•	Strong execution at Capital Finance; earned $2.3 billion in ’09; ahead of plan on key metrics
✓2010 framework remains achievable and balanced
•	Total backlog increased to record $175 billion at year-end

FAIRFIELD, Conn. – Jan. 22, 2010 – GE announced today fourth-quarter 2009 earnings from continuing operations (attributable to GE) of $3.0 billion, or $0.28 per share.  Revenues were $41.4 billion for the quarter and $157 billion for the year.

“GE’s environment has improved and we saw some encouraging signs at year-end,” GE Chairman and CEO Jeff Immelt said.  “Fourth-quarter Infrastructure orders increased $3.7 billion from third quarter to $22.1 billion.  Total company backlog of equipment and services increased slightly from the prior quarter to a record $175 billion. Service orders remained strong, growing 14% for the quarter. Our Healthcare business experienced solid orders growth and enters 2010 with a higher backlog than last year. Non-earning assets declined $0.6 billion in the quarter and Consumer delinquencies are stabilizing.

“We continue to operate the company with discipline,” Immelt said. “Cash generated from GE Industrial operating activities totaled $5.1 billion in the quarter and $16.6 billion for the year. At year-end, we have $72 billion of consolidated cash. Industrial margins are strong and improved to 17.7% for the fourth quarter, up 40 bps over 2008. We recorded $2.2 billion after tax of restructuring and other charges in 2009, allowing us to lower cost and strengthen our long-term outlook.

“Capital Finance is executing well in a difficult environment, earning $0.3 billion in the quarter and $2.3 billion for the year,” Immelt said. “Every segment at GE Capital was profitable with the exception of Commercial Real Estate, which continues to operate in a difficult environment.  We completed 100% of our 2010 long-term funding plan for GE Capital, and have raised about $4.4 billion in 2010 that will go towards our 2011 plan. Capital Finance reserves increased $0.7 billion to $8.1 billion.

Restructuring and other charges of $0.09 per share were partially offset by other benefits in the quarter, including $0.01 per share in after-tax transaction gains and a $0.05 per share tax benefit from a lower industrial tax rate.

Significant new global partnerships and sizeable Infrastructure wins were among fourth-quarter highlights. GE agreed to team with the Commercial Aircraft Corporation of China to power China's newest commercial aircraft in development, the C919, and established a joint venture with China Aviation Industry Corporation to develop and market integrated avionics systems.  In addition, the company won: a $1.4 billion commitment from Caithness Energy for what could be the world’s largest wind farm by output; a 15-year, $1 billion engine service agreement with Brazilian airline Azul Linhas Aéreas; a 100-locomotive order from South Africa's state-owned rail freight logistics utility, Transnet Ltd.; a $1.3 billion contract to supply equipment and long-term services to help boost Kuwait's electricity production; and an American Airlines commitment to use the GEnx-1B engine for its expected order of 42 firm Boeing 787 aircraft plus 58 options.

“During the difficult economy of 2009, we took a series of actions to improve GE so that we would be positioned for growth in the future,” Immelt said. “We have repositioned GE Capital to be safer and more focused.  We have lowered our cost base and simplified our portfolio. At the same time, we grew GE R&D spend by 7%, expanded our product lines and made dynamic global investments. We are positioned to win in this environment.”

Full-year and Fourth-quarter 2009 Financial Highlights:

Full-year earnings from continuing operations attributable to GE were $11.2 billion, down 38% from $18.1 billion in 2008. EPS from continuing operations was $1.03, down 42% from last year. Segment profit fell 27% compared with 2008, as 13% growth at Energy Infrastructure and 10% growth at Consumer & Industrial were more than offset by declines of 73% at Capital Finance, 28% at NBC Universal and 8% at Technology Infrastructure.

Including the effects of discontinued operations, full year net earnings attributable to GE were $11.0 billion ($1.01 per share attributable to common shareowners) in 2009 compared with $17.4 billion ($1.72 per share attributable to common shareowners) in 2008.

Full-year revenues decreased 14% to $156.8 billion. GE Capital Services’ (GECS) revenues fell 24% compared with last year to $54.2 billion. Industrial sales were $103.5 billion, down 8% from 2008.

Fourth-quarter earnings from continuing operations attributable to GE were $3.0 billion, down 22% from $3.9 billion in the fourth quarter of 2008. EPS from continuing operations was $0.28, down 22% from the fourth quarter of last year. Segment profit declined 16% compared with the fourth quarter of 2008, as 9% growth at Energy Infrastructure and 278%

growth at Consumer & Industrial were more than offset by declines of 67% at Capital Finance, 30% at NBC Universal and 16% at Technology Infrastructure.

Including the effects of discontinued operations, fourth-quarter net earnings attributable to GE were $3.0 billion ($0.28 per share attributable to common shareowners) compared with $3.7 billion ($0.35 per share attributable to common shareowners) in the fourth quarter of 2008.

Fourth-quarter revenues fell 10% to $41.4 billion. GECS revenues fell 14% versus last year to $13.5 billion. Industrial sales were $28.3 billion, down 9% from 2008.

Cash generated from GE Industrial operating activities in 2009 totaled $16.6 billion, down 1% from $16.7 billion last year.

“Last month, we reviewed a 2010 financial framework that was about flat with 2009,” Immelt said. “We believe this framework is quite achievable and sets us up for solid growth in 2011 and beyond. Moreover, due to the company’s strong cash position, we will have an opportunity to keep GE secure and create long-term shareholder value.”

The accompanying tables include information integral to assessing the company’s financial position, operating performance and cash flow.

GE will discuss preliminary fourth-quarter and full-year results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts will be posted there prior to the call.

*   *   *

GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, medical imaging, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the severity and duration of current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of U.S. and foreign government programs to restore liquidity and stimulate national and global economies; the impact of conditions in the financial and credit markets on the availability and cost of GE Capital’s funding and on our ability to reduce GE Capital’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the soundness of other financial institutions with which GE Capital does business; the adequacy of our cash flow and earnings and other conditions which may affect our ability to maintain our quarterly dividend at the current level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of proposed financial services regulation; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Anne Eisele, 203.373.3061 (office); 203.522.9045 (mobile)
anne.eisele@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Three months ended December 31, 2009	2009	2008	V %	2009	2008	V %	2009	2008	V %

Revenues
Sales of goods and services	$28,429	$31,188		$28,298	$31,114		$279	$299
Other income (expense)	106	(107)		144	(19)		–	–
GECS earnings from continuing operations	–	–		111	534		–	–
GECS revenues from services	12,903	15,132		–	–		13,224	15,487
Total revenues	41,438	46,213	(10)%	28,553	31,629	(10)%	13,503	15,786	(14)%

Costs and expenses
Cost of sales, operating and administrative expenses	30,683	33,617		24,620	26,506		6,358	7,476
Interest and other financial charges	4,467	6,106		402	472		4,225	5,874
Investment contracts, insurance losses and
insurance annuity benefits	760	801		–	–		812	864
Provision for losses on financing receivables	2,907	3,065		–	–		2,907	3,065
Total costs and expenses	38,817	43,589	(11)%	25,022	26,978	(7)%	14,302	17,279	(17)%

Earnings (loss) from continuing operations
before income taxes	2,621	2,624	–	3,531	4,651	(24)%	(799)	(1,493)	(46)%
Benefit (provision) for income taxes	524	1,382		(346)	(692)		870	2,074
Earnings from continuing operations	3,145	4,006	(21)%	3,185	3,959	(20)%	71	581	(88)%

Loss from discontinued operations, net of taxes	(18)	(145)		(18)	(145)		(18)	(151)

Net earnings	3,127	3,861	(19)%	3,167	3,814	(17)%	53	430	(88)%

Less net earnings (loss) attributable to
noncontrolling interests	114	139		154	92		(40)	47
Net earnings attributable to the Company	3,013	3,722	(19)%	3,013	3,722	(19)%	93	383	(76)%

Preferred stock dividends declared	(75)	(75)		(75)	(75)		–	–
Net earnings attributable to GE common shareowners	$2,938	$3,647	(19)%	$2,938	$3,647	(19)%	$93	$383	(76)%

Amounts attributable to the Company:
Earnings from continuing operations	$3,031	$3,867	(22)%	$3,031	$3,867	(22)%	$111	$534	(79)%
Loss from discontinued operations, net of taxes	(18)	(145)		(18)	(145)		(18)	(151)
Net earnings attributable to the Company	$3,013	$3,722	(19)%	$3,013	$3,722	(19)%	$93	$383	(76)%

Per-share amounts – earnings from continuing
operations
Diluted earnings per share	$0.28	$0.36	(22)%
Basic earnings per share	$0.28	$0.36	(22)%

Per-share amounts – net earnings
Diluted earnings per share	$0.28	$0.35	(20)%
Basic earnings per share	$0.28	$0.35	(20)%

Total average equivalent shares
Diluted shares	10,661	10,466	2%
Basic shares	10,656	10,461	2%

Dividends declared per share	$0.10	$0.31	(68)%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2008 consolidated financial statements at www.ge.com/ar2008 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Year ended December 31	2009	2008	V %	2009	2008	V %	2009	2008	V %

Revenues
Sales of goods and services	$103,777	$112,769		$103,457	$112,014		$970	$1,773
Other income	1,006	1,586		1,179	1,965		–	–
GECS earnings from continuing operations	–	–		1,590	7,774		–	–
GECS revenues from services	52,000	68,160		–	–		53,193	69,514
Total revenues	156,783	182,515	(14)%	106,226	121,753	(13)%	54,163	71,287	(24)%

Costs and expenses
Cost of sales, operating and administrative expenses	113,725	125,793		90,606	97,674		24,308	29,602
Interest and other financial charges	18,769	26,209		1,478	2,153		17,942	25,116
Investment contracts, insurance losses and
insurance annuity benefits	3,017	3,213		–	–		3,193	3,421
Provision for losses on financing receivables	10,928	7,518		–	–		10,928	7,518
Total costs and expenses	146,439	162,733	(10)%	92,084	99,827	(8)%	56,371	65,657	(14)%

Earnings (loss) from continuing operations
before income taxes	10,344	19,782	(48)%	14,142	21,926	(36)%	(2,208)	5,630	(139)%
Benefit (provision) for income taxes	1,090	(1,052)		(2,739)	(3,427)		3,829	2,375
Earnings from continuing operations	11,434	18,730	(39)%	11,403	18,499	(38)%	1,621	8,005	(80)%

Loss from discontinued operations, net of taxes	(193)	(679)		(193)	(679)		(175)	(719)

Net earnings	11,241	18,051	(38)%	11,210	17,820	(37)%	1,446	7,286	(80)%

Less net earnings attributable to noncontrolling interests	216	641		185	410		31	231
Net earnings attributable to the Company	11,025	17,410	(37)%	11,025	17,410	(37)%	1,415	7,055	(80)%

Preferred stock dividends declared	(300)	(75)		(300)	(75)		–	–
Net earnings attributable to GE common shareowners	$10,725	$17,335	(38)%	$10,725	$17,335	(38)%	$1,415	$7,055	(80)%

Amounts attributable to the Company:
Earnings from continuing operations	$11,218	$18,089	(38)%	$11,218	$18,089	(38)%	$1,590	$7,774	(80)%
Loss from discontinued operations, net of taxes	(193)	(679)		(193)	(679)		(175)	(719)
Net earnings attributable to the Company	$11,025	$17,410	(37)%	$11,025	$17,410	(37)%	$1,415	$7,055	(80)%

Per-share amounts – earnings from continuing
operations
Diluted earnings per share	$1.03	$1.78	(42)%
Basic earnings per share	$1.03	$1.79	(42)%

Per-share amounts – net earnings
Diluted earnings per share	$1.01	$1.72	(41)%
Basic earnings per share	$1.01	$1.72	(41)%

Total average equivalent shares
Diluted shares	10,615	10,098	5%
Basic shares	10,614	10,080	5%

Dividends declared per share	$0.61	$1.24	(51)%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2008 consolidated financial statements at www.ge.com/ar2008 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions)	2009	2008	V %	2009	2008	V %

Revenues
Energy Infrastructure	$10,401	$11,407	(9)	$37,134	$38,571	(4)
Technology Infrastructure	11,274	12,555	(10)	42,474	46,316	(8)
NBC Universal	4,268	4,430	(4)	15,436	16,969	(9)
Capital Finance	12,522	14,766	(15)	50,622	67,008	(24)
Consumer & Industrial	2,537	2,747	(8)	9,703	11,737	(17)
Total segment revenues	41,002	45,905	(11)	155,369	180,601	(14)
Corporate items and eliminations	436	308	42	1,414	1,914	(26)
Consolidated revenues from continuing
operations	$41,438	$46,213	(10)	$156,783	$182,515	(14)

Segment profit (a)
Energy Infrastructure	$2,196	$2,006	9	$6,842	$6,080	13
Technology Infrastructure	2,105	2,495	(16)	7,489	8,152	(8)
NBC Universal	602	865	(30)	2,264	3,131	(28)
Capital Finance	336	1,030	(67)	2,344	8,632	(73)
Consumer & Industrial	136	36	F	400	365	10
Total segment profit	5,375	6,432	(16)	19,339	26,360	(27)

Corporate items and eliminations	(1,596)	(1,401)	(14)	(3,904)	(2,691)	(45)
GE interest and other financial charges	(402)	(472)	15	(1,478)	(2,153)	31
GE provision for income taxes	(346)	(692)	50	(2,739)	(3,427)	20

Earnings from continuing operations attributable
to the Company	3,031	3,867	(22)	11,218	18,089	(38)

Loss from discontinued operations, net of taxes,
attributable to the Company	(18)	(145)	88	(193)	(679)	72

Consolidated net earnings attributable to
the Company	$3,013	$3,722	(19)	$11,025	$17,410	(37)

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations, earnings attributable to noncontrolling interests and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Energy Infrastructure, Technology Infrastructure, NBC Universal and Consumer & Industrial; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital Finance.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions)	2009	2008	V %	2009	2008	V %

Energy Infrastructure
Revenues	$10,401	$11,407	(9)	$37,134	$38,571	(4)

Segment profit	$2,196	$2,006	9	$6,842	$6,080	13

Revenues
Energy (a)	$8,313	$9,550	(13)	$30,185	$31,833	(5)
Oil & Gas	2,299	2,096	10	7,743	7,417	4

Segment profit
Energy (a)	$1,817	$1,641	11	$5,782	$5,067	14
Oil & Gas	422	406	4	1,222	1,127	8

Technology Infrastructure
Revenues	$11,274	$12,555	(10)	$42,474	$46,316	(8)

Segment profit	$2,105	$2,495	(16)	$7,489	$8,152	(8)

Revenues
Aviation	$4,750	$5,155	(8)	$18,728	$19,239	(3)
Enterprise Solutions	1,222	1,178	4	3,957	4,710	(16)
Healthcare	4,705	4,823	(2)	16,015	17,392	(8)
Transportation	617	1,410	(56)	3,827	5,016	(24)

Segment profit
Aviation	$950	$1,161	(18)	$3,923	$3,684	6
Enterprise Solutions	409	188	F	704	691	2
Healthcare	911	942	(3)	2,420	2,851	(15)
Transportation	(157)	212	U	473	962	(51)

Capital Finance
Revenues	$12,522	$14,766	(15)	$50,622	$67,008	(24)

Segment profit	$336	$1,030	(67)	$2,344	$8,632	(73)

Revenues
Commercial Lending and Leasing (CLL) (b)	$5,004	$6,146	(19)	$20,523	$26,443	(22)
Consumer (b)	4,760	5,602	(15)	19,268	25,311	(24)
Real Estate	1,039	1,120	(7)	4,009	6,646	(40)
Energy Financial Services	500	687	(27)	2,117	3,707	(43)
GE Commercial Aviation Services (GECAS)	1,219	1,211	1	4,705	4,901	(4)

Segment profit
CLL (b)	$362	$(200)	F	$987	$1,785	(45)
Consumer (b)	259	832	(69)	1,663	3,684	(55)
Real Estate	(593)	(60)	U	(1,541)	1,144	U
Energy Financial Services	31	219	(86)	212	825	(74)
GECAS	277	239	16	1,023	1,194	(14)

(a)	During the first quarter of 2009, Water was combined with Energy. Prior-period amounts were reclassified to conform to the current-period’s presentation.
(b)	During the first quarter of 2009, we transferred Banque Artesia Nederland N.V. from CLL to Consumer. Prior-period amounts were reclassified to conform to the current-period’s presentation.

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE(a)		Financial Services (GECS)
	12/31/09	12/31/08	12/31/09	12/31/08	12/31/09	12/31/08
Assets
Cash & marketable securities	$124.2	$89.6	$8.7	$12.3	$116.3	$78.7
Receivables	16.5	21.4	9.8	15.1	–	–
Inventories	12.0	13.7	11.9	13.6	0.1	0.1
GECS financing receivables – net	329.2	365.2	–	–	336.9	372.5
Property, plant & equipment – net	69.2	78.5	12.5	14.4	56.7	64.1
Investment in GECS	–	–	70.8	53.3	–	–
Goodwill & intangible assets	77.5	96.7	45.1	67.8	32.4	29.0
Other assets	116.8	120.4	17.0	22.3	105.4	104.2
Assets of businesses held for sale	34.1	10.6	34.0	–	0.1	10.6
Assets of discontinued operations	1.5	1.7	0.1	0.1	1.5	1.7

Total assets	$781.0	$797.8	$209.9	$198.9	$649.4	$660.9

Liabilities and equity
Borrowings and bank deposits	$510.2	$523.8	$12.2	$12.2	$500.3	$514.6
Investment contracts, insurance liabilities and
insurance annuity benefits	31.6	34.0	–	–	32.0	34.4
Other liabilities	106.7	124.4	68.4	75.1	43.1	54.5
Liabilities of businesses held for sale	6.1	0.6	6.0	–	0.1	0.6
Liabilities of discontinued operations	1.3	1.4	0.2	0.2	1.1	1.2
GE shareowners' equity	117.3	104.7	117.3	104.7	70.8	53.3
Noncontrolling interests	7.8	8.9	5.8	6.7	2.0	2.3

Total liabilities and equity	$781.0	$797.8	$209.9	$198.9	$649.4	$660.9

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
December 31, 2009, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2008 consolidated financial statements at www.ge.com/ar2008 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to cash generated from GE Industrial operating activities (Industrial CFOA) for the twelve months ended December 31, 2009, compared with the twelve months ended December 31, 2008, and Industrial CFOA for the three months ended December 31, 2009. The reconciliations of these measures to the most comparable GAAP measures follows.

(Dollars in millions)	Twelve months ended December 31
Growth in Industrial CFOA	2009	2008	V %

Cash from GE's operating activities as reported	$16,581	$19,086	(13)%
Less dividends from GECS	–	2,351
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$16,581	$16,735	(1)%

Three months ended December 31, 2009

Cash from GE's operating activities as reported	$5,116
Less dividends from GECS	–
Cash from GE's operating activities excluding dividends from
GECS (Industrial CFOA)	$5,116

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.